EXHIBIT 23(j)
                                                                   -------------





                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No.20 to the Registration Statement on Form N-1A of The DLB Fund Group (File No. 33-82366) of our reports each dated December 10, 1999 appearing in the annual reports to shareholders for the period ended October 31, 1999, of the DLB Fixed Income Fund, DLB Global Small Capitalization Fund, DLB Value Fund, DLB Enterprise III Fund (formerly DLB Mid Capitalization Fund), DLB Disciplined Growth Fund (formerly DLB Quantitative Equity Fund), DLB Core Growth Fund (formerly DLB Growth Fund), and DLB Small Company Opportunities Fund (formerly Micro Capitalization Fund), and to the references to us under the headings "Financial Highlights" in the Prospectus and "Experts" and "Report of Independent Auditors and Financial Statements" in the Statement of Additional Information, all of which are part of this Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

October 19, 2000